SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	20-4985388
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1101 Executive Blvd. Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

7.80% Series B Noncumulative Convertible Perpetual Preferred Stock, $5.00 par value	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates:

333-162473 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of shares of the 7.80% Series B Noncumulative Convertible Perpetual Preferred Stock, par value $5.00 per share (the “Preferred Stock”), of Monarch Financial Holdings, Inc., a Virginia corporation (the “Registrant”). The description of the Preferred Stock to be registered hereunder is set forth under the caption “Description of Series B Preferred Stock” in the Registrant’s Registration Statement on Form S-1, as amended, Registration No. 333-162473 (the “Registration Statement”), which was declared effective by the Commission on November 30, 2009.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Articles of Incorporation of the Registrant, attached as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 14, 2009, incorporated by reference herein.

4.2	Form of Articles of Amendment to the Articles of Incorporation of the Registrant establishing the Series B Noncumulative Convertible Perpetual Preferred Stock, attached as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-162473, incorporated by reference herein.

4.3	Bylaws of the Registrant, attached as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 6, 2006, incorporated by reference herein.

4.4	Form of Certificate representing the Series B Noncumulative Convertible Perpetual Preferred Stock, attached as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-162473, incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC. (Registrant)

Date: November 30, 2009	By:	/s/ Brad E. Schwartz
Brad E. Schwartz Executive Vice President Chief Financial & Operating Officer